Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-122373, 333-117328, 333-56474, and 333-50510 on Forms S-8 of our report dated September 11, 2008 on the consolidated financial statements of First Place Financial Corp. and the effectiveness of internal control over financial reporting, which report is incorporated by reference in Form 10-K for First Place Financial Corp. for the year ended June 30, 2008.
Crowe Horwath LLP
Cleveland, Ohio
September 12, 2008